UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Keyco Bond Fund, Inc.

(Name of Registrant as Specified in its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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KEYCO BOND FUND, INC.

27777 Franklin Road, Suite 1630

Southfield, Michigan 48034

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held [___]day, [____] [_], 2022

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Keyco Bond Fund, Inc., a Michigan corporation (the “Company”), will be held electronically via conference call from principal executive offices of the Company, 27777 Franklin Road, Suite 1630, Southfield, Michigan 48034, on [___]day, [____] [_], 2022, at 3:00 p.m., Detroit time, for the following purposes:

(1)	To approve a new investment objective for the Company to facilitate investment in equity securities; and
(2)	To transact such other business as may properly come before the meeting or any adjournments thereof.

Information with respect to these matters is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on [____] [_], 2022, as the record date for determining shareholders entitled to notice of and to vote at the Special Meeting of Shareholders.

Please execute and promptly return the enclosed Proxy (i.e., the green sheet). Your designation of a proxy is revocable and will not affect your right to vote via conference call, in the event you find it convenient to attend the meeting electronically. Please call 1-248-353-0790 for conference call dial in information.

By Order of the Board of Directors,

JOEL D. TAUBER

President

Southfield, Michigan

[___] [_], 2022

KEYCO BOND FUND, INC.

27777 Franklin Road, Suite 1630

Southfield, Michigan 48034

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD [___]DAY, [____] [_], 2022

This Proxy Statement and the accompanying form of proxy are to be first mailed on or about [____] [_], 2022, to all shareholders of record on [__________] [_], 2022 (the “Record Date”), and is furnished in connection with the solicitation of proxies by the Board of Directors of Keyco Bond Fund, Inc., a Michigan corporation (the “Company”), to be used at the special meeting of shareholders (“Special Meeting”) to be held at 3:00 p.m., Detroit time, on [__]day, [____] [_], 2022, which is being held electronically via conference call from the principal executive offices of the Company, 27777 Franklin Road, Suite 1630, Southfield, Michigan 48034, and at any adjournments thereof. Please call 1-248-353-0790 for conference call dial in information.

Shares cannot be voted at the meeting unless the holder is represented by proxy or in attendance by electronic means. The meeting will be held electronically for COVID-19 related safety reasons. Proxies are revocable by written notice to the Secretary of the Company at any time prior to their exercise. Proxies may also be revoked by a shareholder attending and voting electronically at the meeting. Shares of the Company’s stock represented by any unrevoked proxy in the enclosed form, if such proxy is properly executed and is received prior to the meeting, will be voted in accordance with the specifications made on such proxy or, if no specification has been made on such proxy, will be voted for the change in investment objective. The Board of Directors does not intend to present any other matters at the Special Meeting. However, should any other matters properly come before the Special Meeting, the proxy holders will have discretionary authority to vote upon such matters and, in such event, it is the intention of such proxy holders to vote the proxy in accordance with their best judgment. For purposes of determining the number of votes cast with respect to any voting matter, abstentions will not be included. Abstentions are counted only for purposes of determining whether a quorum is present at the Special Meeting. Broker non-votes are not counted for any purpose. A majority of the outstanding shares of the Company, represented in person or by proxy, will constitute a quorum at the meeting.

The Common Stock of the Company is the only class of securities which is entitled to vote at the meeting. As of the close of business [___] [_], 2022, the Record Date for determining shareholders who are entitled to receive notice of and to vote at the meeting, there were 12,390 shares of Common Stock issued and outstanding. Each share is entitled to one vote. The presence at the meeting, electronically or by proxy, of the holders of a majority of shares of stock of the Company is necessary to constitute a quorum.

The cost of soliciting proxies, which may be conducted by mail, telephone, in person or otherwise, will be borne by the Company. The mailing address of the Company’s principal executive offices is 27777 Franklin Road, Suite 1630, Southfield, Michigan 48034.

Copies of the Company’s most recent Annual and Semi-Annual Reports are available to shareholders upon request. If you would like to receive a copy, please contact the Company at 27777 Franklin Road, Suite 1630, Southfield, Michigan 48034 and one will be sent, without charge, by first-class mail.

MATTERS TO COME BEFORE THE MEETING

Change in Investment Objective to facilitate investment in equity securities

Background

Since its inception, the Company has invested almost exclusively in debt obligations issued by states, counties, cities and their political subdivisions or agencies, the interest on which is exempt from federal income tax in the opinion of bond counsel to the issuer (collectively “Municipal Bonds”). From time to time the Board of Directors has considered expanding the investment mandate of the Company. Because interest rates have been persistently low for many years, the Board of Directors recently considered additional investment strategies for the Company.

Reasons for Proposed Change in Investment Objective

The primary reason for the proposed change in investment objective is to accommodate expansion of the Company’s investment strategy beyond Municipal Bonds. The Board considered investment alternatives and concluded that equity securities (common and preferred stocks) of domestically traded issuers offer the opportunity for diversification of investment returns and the possibility of enhanced returns. As presently stated, the Company’s investment objective includes an element that commands seeking “as high a level of current interest income” as is available. Inclusion of equity securities would be inconsistent with the command to seek the highest level of interest income. Even with equity securities added to the Company’s investment strategy, the Company will continue to invest primarily in Municipal Bonds to preserve the ability to pass through the tax-exempt nature of Municipal Bond income to the Company’s shareholders. The Company expects to execute the equity aspect of its investment strategy through low-cost mutual funds and exchange-traded-funds (“ETFs”). The Company expects to select equity mutual funds and ETFs that follow an index-based (e.g. S&P 500 index) or theme-based strategy (e.g. large cap, mid cap, or small cap companies).

In making its recommendation, the Board of Directors has considered that investing in equity securities of domestic issuers of any capitalization will expose the Company to additional direct and indirect risks as summarized below.

Common Stock Risk

Equity securities generally fluctuate in value more than bonds. Prices of equity securities are more likely to be affected by poor economic or market conditions. The value of common stocks may decline due to general weakness or volatility in the stock markets in which the Company invests or because of factors that affect a particular company or industry. Equity securities hold the most junior position in an issuer's capital structure and will be subordinate to the debt securities and other indebtedness of the company issuing such equity securities. After repaying senior security holders, the company may not have any remaining assets to use for satisfying equity holders.

Preferred Stock Risk

The value of preferred stocks will tend to fluctuate with changes in interest rates. Typically, a rise in interest rates causes a decline in the value of preferred stock. Preferred stocks are also subject to credit risk, which is the possibility that an issuer of preferred stock will fail to make its dividend payments. Preferred stock prices tend to move more slowly than common stock prices.

Small and Mid-Capitalization Companies Risk

Investing in the securities of small-capitalization (less than $4 billion) and mid-capitalization ($4 to $10 billion) companies involves greater risks and the possibility of greater price volatility than investing in larger capitalization and more-established companies. Investments in mid-cap companies involve less risk than investing in small-cap companies. Smaller companies may have limited operating history, product lines, and financial resources, and the securities of these companies may lack sufficient market liquidity. Mid-cap companies often have narrower markets and more limited managerial and financial resources than larger, more established companies.

ETFs Risk

ETFs are listed on national stock exchanges and are traded like stocks listed on an exchange. ETF shares may trade at a discount or a premium to market price if there is a limited market in such shares. ETFs are subject to brokerage and/or other trading costs, which could result in greater expenses to the Company. Also, ETFs are subject to investment advisory or management and other expenses, which will be indirectly paid by the Company. Because the value of ETF shares depends on the demand in the market, the Company may not be able to liquidate holdings at the most optimal time, adversely affecting performance. If the Company invests a significant portion of its assets in ETFs offered by one ETF sponsor, the Company could be exposed to additional risks and losses if the sponsor’s ETFs fall out of favor in the marketplace and trading volumes cause the ETF’s market prices to decline.

Mutual Fund Risk

Investments in mutual funds involve duplication of investment advisory fees and certain other expenses. Each mutual fund is subject to specific risks, depending on the nature of its investment strategy. The manager of a mutual fund may not be successful in implementing its strategy.

After considering the potential advantages and risks, the Board of Directors has resolved to submit to shareholders for their approval this proposal to approve a change in Investment Objective to facilitate investment in equity securities.

The current investment objective is as follows.

The Company’s primary investment objective is to receive as high a level of current interest income exempt from federal income taxes as is available from Municipal Bonds (defined below) and as is consistent with prudent investment management and preservation of capital, and capital appreciation will be a minor investment objective of the Company.

The Company defines Municipal Bonds as debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, their respective political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal income tax in the opinion of bond counsel for the issuers.

The proposed investment objective is as follows.

The Company’s primary investment objective is to receive current interest income exempt from federal income taxes as is available from Municipal Bonds (defined below) and as is consistent with prudent investment management and preservation of capital, and capital appreciation achieved through an investment in equity securities will be a secondary objective of the Company.

The Company defines Municipal Bonds as debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, their respective political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal income tax in the opinion of bond counsel for the issuers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

FURTHER INFORMATION

Security Ownership of Management

The following table presents information regarding beneficial ownership of the Company’s shares by each member of the Board of Directors of the Company, by the executive officers of the Company, and by all directors and executive officers of the Company as a group as of the Record Date. Except as indicated in the table and footnotes below, each person exercises sole voting and investment power with respect to such shares.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage Owned
Joel D. Tauber	1,932	(1)	15.6%
Ellen T. Horing	524	(2)	4.2%
Thomas E. Purther	396	(3)	3.2%
Michael Pullman	14	(4)	0.1%
Mark E. Schlussel	none		0.0%
Steve Milgrom	none		0.0%
All executive officers and directors as a group	2,342		18.9%

_____________

(1)	Includes 1,287 shares held in various trusts pursuant to which Mr. Tauber and Shelby M. Tauber are co-trustees with voting and investment powers. Does not include 139 shares held by a trust of Mr. Tauber’s wife of which she is sole trustee, as to which he disclaims any beneficial ownership.
(2)	These shares are held in a trust for the benefit of Ms. Horing; Ms. Shelby M. Tauber and Mr. Joel D. Tauber serve as co-trustees of such trust with voting and dispositive powers.
(3)	149 of these shares are held by Keywell Partners, LLC, a limited liability company of which Mr. Purther is a member and co-manager. 247 of these shares are held in a trust for the benefit of Mr. Purther for which he serves as the sole trustee of such trust with voting and dispositive powers.
(4)	These shares are held in a trust for the benefit of Mr. Pullman; Mr. Pullman serves as a co-trustee of such trust with voting and dispositive powers.

Principal Shareholders

The following table sets forth certain information concerning those persons who were, on the Record Date, believed by the Company to be beneficial owners of more than 5% of the outstanding shares of the Company’s Common Stock, and also sets forth certain information about ownership of shares of Common Stock by all directors and officers of the Company as a group:

Title of Class	Name and Address of Beneficial Owner		Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock	Shelby M. Tauber 150 East 69th Street Apt. 27H New York, NY	2,224 1,287 3,511	Shares as to which Ms. Tauber exercises sole voting and investment powers Shares held in various trusts pursuant to which Ms. Tauber and Joel D. Tauber are co-trustees with voting and investment powers	28.3%
Common Stock	Barbara J. Keywell 2200 Tottenham Bloomfield Hills, MI	2,340 651 2,991	Shares as to which Ms. Keywell exercises sole voting and investment powers Shares held in various trusts pursuant to which Ms. Keywell is sole trustee with voting and investment powers	24.1%
Common Stock	Gail A. Dishell 26721 Carol Franklin, MI	2,467	Shares as to which Ms. Dishell exercises sole voting and investment powers	19.9%
Common Stock	Joel D. Tauber 27777 Franklin Rd. Suite 1630 Southfield, MI	645 1,287 1,932[1]	Shares as to which Mr. Tauber exercises sole voting and investment powers Shares held in various trusts pursuant to which Mr. Tauber and Shelby M. Tauber are co-trustees with voting and investment powers	15.6%
Common Stock	Lisa J. Pullman 32360 Scenic Lane Franklin, MI	1,287	Shares as to which Ms. Pullman exercises sole voting and investment powers	10.4%
Common Stock	Carol E. Dishell 10 E. Delaware Place Unit 17D Chicago, IL	856	Shares as to which Ms. Dishell exercises sole voting and investment powers	6.9%

_____________

1.       Does not include 139 shares held by a trust of Mr. Tauber’s wife of which she is sole trustee, as to which he disclaims any beneficial ownership.

All directors and officers of the Company, as a group, beneficially own 2,342 shares (18.9%) of the Company’s outstanding Common Stock.

Communications with Directors

Stockholders may communicate with the Board of Directors or any individual director by sending a letter to Keyco Bond Fund, Inc., 27777 Franklin Road, Suite 1630, Southfield, Michigan, 48034, Attn: Presiding Director (or any individual director). The Secretary will receive the correspondence and forward it to the presiding director or to any individual director or directors to whom the communication is directed. The Secretary is authorized to review, sort and summarize all communications received prior to their presentation to the presiding director or to whichever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, such individuals are authorized to direct such communication to the appropriate department. For example, stockholder requests for materials or information will be directed to investor relations personnel.

Information Concerning Investment Matters

Determination Not to Use Investment Adviser; Termination of Investment Advisory Contract

The Board of Directors has decided not to retain the services of an outside investment adviser and, instead, has authorized the officers of the Company, with review provided by the interested directors of the Company (Thomas E. Purther, Ellen T. Horing and Michael Pullman), to make investment decisions internally.

The Board’s decision not to retain the services of an investment adviser was made after careful deliberation and was based upon several factors, including the following:

•	The Company’s investment objectives (historically and as proposed) are relatively clear-cut and uncomplicated. The Company’s historic primary investment objective, as reported in prior filings with the Securities and Exchange Commission, is “to receive as high a level of current interest income exempt from federal income taxes as is available from Municipal Bonds (as defined therein) and as is consistent with prudent investment management and preservation of capital, and capital appreciation will be a minor investment objective of the Company.” As a result of this objective, the Company has invested in high quality bonds which typically have relatively low turnover. Assuming the new investment objective is approved, the Board of Directors believes the preceding investment goals will continue to be applicable.
•	Given the relatively low turnover in investment securities, the Board has been able to closely monitor the investment activity of the Company and believes it will continue to be able to do so.
•	The fees charged by potential third party investment advisers were relatively high and, in light of the net benefit to be provided to the Company, unacceptable.

The Company has entered into a Custodial Account Agreement with Comerica Bank pursuant to which the Bank provides certain custodial account services for the Company.

Portfolio — Brokerage Allocation and Transactions

The Company’s investment portfolio has consisted of, and will continue to consist primarily of, debt obligations issued by states, counties, cities and their political subdivisions or agencies, the interest on which is exempt from federal income tax in the opinion of bond counsel to the issuer (i.e. Municipal Bonds). Municipal Bonds are normally traded in the over-the-counter market on a net basis (without commissions) through dealers acting for their own account and not as brokers. Because of this fact, there are no stated commissions charged with respect to trades for transactions in the Company’s Municipal Bond portfolio securities. However, equity trades as described herein are typically subject to a commission except for mutual fund trades. The amount of equity trade commissions to be paid by the Company are expected to be de minimis.

When purchasing or selling Municipal Bonds, the Company seeks to obtain the prompt execution of orders at the most favorable prices available. To the extent that, in the Company’s experience, the execution capabilities and prices offered by more than one dealer have been comparable, the Company may, in its discretion, choose to purchase and sell Municipal Bonds from and to dealers who provide research, statistical and other information to the Company. However, it is not the Company’s policy to pay a higher price to a dealer solely because it has supplied these services. Although this type of information is useful to the Company, it is believed that such services will not reduce the Company’s normal research activities. The Company believes that the types of research services and information which will be provided by dealers will consist principally of research reports on particular issues of Municipal Bonds and technical information concerning general market conditions for Municipal Bonds. The Company expects to follow a substantially similar approach with respect to equity trades.

Section 16 Beneficial Ownership Reporting Compliance

Under the federal securities laws, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s Common Stock (collectively, the “Reporting Persons”) are required to file reports with the Securities and Exchange Commission, and to provide the Company with copies of same, relative to their ownership of the Common Stock, which reports need to be filed at such time as they first become a Reporting Person and at such time or times as any changes occur in their beneficial ownership of the Common Stock. Specific due dates for filing these reports have been established and the Company is required to disclose in this Proxy Statement any failure to timely file these reports.

Based upon representations and copies of reports furnished to the Company by Reporting Persons, all Section 16 reporting requirements applicable to Reporting Persons for the fiscal years ending September 30, 2021 and September 30, 2020 were satisfied on a timely basis.

Other Matters and Shareholder Proposals

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Special Meeting other than that described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote in accordance with their judgment on such matters.

Shareholder proposals intended to be presented at the 2022 annual meeting of shareholders (“2022 Annual Meeting”) which are eligible for inclusion in the Company’s proxy statement for that meeting under Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company at its principal executive offices no later than July 26, 2022. Shareholder proposals intended to be presented at the 2022 Annual Meeting which are not eligible for inclusion in the Company’s proxy statement for that meeting under Rule 14a-8 are considered untimely under Rule 14a-5 promulgated under the Exchange Act unless received by the Company at its principal executive offices no later than October 9, 2022, and the Company expects the persons named as proxies for the 2022 Annual Meeting to use their discretionary voting authority with respect to any proposal considered untimely at the 2022 Annual Meeting.

Southfield, Michigan

[____] [_], 2022

KEYCO BOND FUND, INC.

PROXY SOLICITED BY BOARD OF DIRECTORS

Special Meeting of Shareholders to be held [__]day, [___] [_], 2022

The undersigned shareholder hereby appoints JOEL D. TAUBER and GAIL A. DISHELL, or either one of them, proxies with the power of substitution to vote, as designated below, all shares of Common Stock which the undersigned may be entitled to vote at the Special Meeting of the Shareholders to be held on [___]day, [____] [_], 2022, at 3:00 p.m., Detroit time, or at any adjournment thereof, on the following matter described in the Proxy Statement dated [___] [_], 2022.

APPROVE THE FOLLOWING NEW INVESTMENT OBJECTIVE:

The Company’s primary investment objective is to receive current interest income exempt from federal income taxes as is available from Municipal Bonds (defined below) and as is consistent with prudent investment management and preservation of capital, and capital appreciation achieved through an investment in equity securities will be a secondary objective of the Company.

The Company defines Municipal Bonds as debt obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, their respective political subdivisions, agencies and instrumentalities, the interest from which is exempt from federal income tax in the opinion of bond counsel for the issuers.

☐   FOR             ☐   AGAINST          ☐   ABSTAIN

The undersigned instructs the proxies to vote as specified in the proxy on the matter described in the Proxy Statement dated [___] [_], 2022. Proxies will be voted as instructed.

Authority is also granted to such proxies to vote in their discretion upon any other business which may properly come before the meeting. If no specification is made, proxies will vote as follows: FOR the new investment objective.

Receipt is hereby acknowledged of the Notice of Special Meeting of Shareholders and Proxy Statement, each dated [___] [_], 2022.

Dated:                       , 2022

Signature

Signature

Please sign exactly as your name appears hereon. If your stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should add their titles. Return this completed proxy to: Keyco Bond Fund, Inc., 27777 Franklin Road, Suite 1630, Southfield, MI 48034.